Exhibit 99.1
FOR IMMEDIATE RELEASE
ENERGY TRANSFER PARTNERS REPORTS
FINANCIAL RESULTS FOR THE PERIODS ENDED DECEMBER 31ST
Dallas — February 16, 2009 — Energy Transfer Partners, L.P. (NYSE:ETP) today reported fourth quarter 2008 EBITDA, as adjusted, of $337.9 million, representing an increase of $57.4 million compared to the quarter ended November 30, 2007 (the most comparable prior period due to the Partnership’s transition from an August 31st fiscal year end to a calendar year in 2007). Net income for the fourth quarter of 2008 totaled $151.0 million compared to $180.2 million for the quarter ended November 30, 2007. The fourth quarter 2008 net income reflects unrealized losses on certain interest rate derivatives of $50.7 million, compared to unrealized losses of $1.3 million for the three months ended November 30, 2007. Excluding these non-cash losses, fourth quarter and full year 2008 net income would have been significantly higher.
EBITDA, as adjusted, for the year ended December 31, 2008 totaled $1.40 billion, an increase of $248.7 million or 21.5% over the twelve months ended November 30, 2007. Net income for the year ended December 31, 2008 totaled $866.0 million, an increase of $80.7 million over the twelve months ended November 30, 2007.
The Partnership changed its fiscal year from August 31st to December 31st in November 2007. Quarterly results are compared to the three months ended November 30, 2007, which was included in the transition period. Annual results are compared to the twelve months ended November 30, 2007.
The Partnership has scheduled a conference call for 9:00 a.m. Central Time, Tuesday, February 17, 2009 to discuss the fiscal 2008 results. The dial-in number is 1-888-428-4476, participant code: Energy Transfer. The call will be available for replay on the Partnership’s website for a limited time.
EBITDA, as adjusted, is a non-GAAP financial measure used by industry analysts, investors, lenders, and rating agencies to assess the financial performance and the operating results of the Partnership’s fundamental business activities and should not be considered in isolation or as a substitute for net income, income from operations, or other measures of cash flow. A table reconciling EBITDA, as adjusted, with appropriate GAAP financial measures is included in the summarized financial information included in this release.

Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arizona, Colorado, Louisiana, New Mexico, and Utah, and owns the largest intrastate pipeline system in Texas. ETP’s natural gas operations include intrastate natural gas gathering and transportation pipelines, natural gas treating and processing assets and three natural gas storage facilities located in Texas. These assets include approximately 14,600 miles of intrastate pipeline in service, with approximately 250 miles of intrastate pipeline under construction. In addition, ETP owns 2,450 miles of interstate pipeline in service, with approximately 250 miles of interstate pipeline under construction. ETP is also one of the three largest retail marketers of propane in the United States, serving more than one million customers across the country.
Energy Transfer Equity, L.P. (NYSE:ETE) is a publicly traded partnership, which owns the general partner of Energy Transfer Partners and approximately 62.5 million ETP limited partner units.
The information contained in this press release is available on the Partnership’s website at www.energytransfer.com.
Contacts
Investor Relations:
Energy Transfer
Brent Ratliff
214-981-0700 (office
Media Relations:
Vicki Granado
Granado Communications Group
214-504-2260 (office)
214-498-9272 (cell)

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	December 31,	December 31,
	2008	2007

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$91,902	$56,467
Marketable securities	5,915	3,002
Accounts receivable, net of allowance for doubtful accounts	591,257	822,027
Accounts receivable from related companies	17,895	24,438
Inventories	272,348	361,954
Deposits paid to vendors	78,237	42,273
Exchanges receivable	45,209	37,321
Price risk management assets	5,423	8,203
Prepaid expenses and other current assets	75,215	54,274

Total current assets	1,183,401	1,409,959

PROPERTY, PLANT AND EQUIPMENT, net	8,296,085	6,433,788
ADVANCES TO AND INVESTMENT IN AFFILIATES	10,110	86,167
GOODWILL	743,694	728,109
INTANGIBLES AND OTHER LONG-TERM ASSETS, net	394,199	350,138

Total assets	$10,627,489	$9,008,161

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	December 31,	December 31,
	2008	2007

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable	$381,135	$672,388
Accounts payable to related companies	34,547	48,483
Exchanges payable	54,636	40,382
Customer advances and deposits	106,679	75,831
Accrued wages and benefits	64,692	35,408
Accrued capital expenditures	153,230	87,622
Accrued and other current liabilities	94,066	133,258
Price risk management liabilities	94,978	4,358
Interest payable	106,259	63,254
Income taxes payable	14,538	7,012
Deferred income taxes	589	429
Current maturities of long-term debt	45,198	47,036

Total current liabilities	1,150,547	1,215,461

LONG-TERM DEBT, less current maturities	5,618,549	4,297,264
DEFERRED INCOME TAXES	100,597	102,762
OTHER NON-CURRENT LIABILITIES	14,727	13,483

COMMITMENTS AND CONTINGENCIES

	6,884,420	5,628,970

PARTNERS’ CAPITAL:
General Partner	161,159	160,193
Limited Partners:
Common Unitholders (152,102,471 and 142,069,957 units authorized, issued and outstanding at December 31, 2008 and 2007, respectively)	3,578,997	3,192,092
Class E Unitholders (8,853,832 units authorized, issued and outstanding — held by subsidiary and reported as treasury units)	—	—
Accumulated other comprehensive income	2,913	26,906

Total partners’ capital	3,743,069	3,379,191

Total liabilities and partners’ capital	$10,627,489	$9,008,161

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit and unit data)
(unaudited)

	Three Months	Three Months	Year	Twelve Months
	Ended	Ended	Ended	Ended
	December 31,	November 30,	December 31,	November 30,
	2008	2007	2008	2007
REVENUES:
Natural gas operations	$1,331,086	$1,304,965	$7,653,156	$5,628,413
Retail propane	428,182	288,966	1,514,599	1,201,949
Other	35,538	34,266	126,113	201,427

Total revenues	1,794,806	1,628,197	9,293,868	7,031,789

COSTS AND EXPENSES:
Cost of products sold — natural gas operations	920,837	944,739	5,885,982	4,268,456
Cost of products sold — retail propane	269,752	192,065	1,014,068	758,650
Cost of products sold — other	10,247	11,035	38,030	111,596
Operating expenses	208,225	161,955	781,831	589,174
Depreciation and amortization	70,394	52,728	262,151	198,081
Selling, general and administrative	57,595	42,895	194,227	161,242

Total costs and expenses	1,537,050	1,405,417	8,176,289	6,087,199

OPERATING INCOME	257,756	222,780	1,117,579	944,590

OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(73,944)	(49,934)	(265,701)	(184,035)
Equity in earnings (losses) of affiliates	584	(241)	(165)	33
Gain (loss) on disposal of assets	(2,887)	13,124	(1,303)	4,870
Gains (losses) on non-hedged interest rate derivatives	(51,138)	(1,264)	(50,989)	29,768
Allowance for equity funds used during construction	18,701	4,766	63,976	9,714
Other, net	(180)	(3,460)	9,306	(3,112)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE AND MINORITY INTERESTS	148,892	185,771	872,703	801,828

Income tax expense (benefit)	(2,074)	5,523	6,680	15,585

INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY INTERESTS	150,966	180,248	866,023	786,243

Minority interests	—	—	—	(888)

NET INCOME	150,966	180,248	866,023	785,355

GENERAL PARTNER’S INTEREST IN NET INCOME	82,297	67,599	315,896	250,174

LIMITED PARTNERS’ INTEREST IN NET INCOME	$68,669	$112,649	$550,127	$535,181

BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.45	$0.82	$3.75	$3.65

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	151,967,607	137,044,104	146,871,261	136,995,492

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.45	$0.82	$3.74	$3.64

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	151,967,607	137,287,541	147,090,608	137,255,593

In 2007, the Partnership announced a change in its year end from August 31 to December 31. The unaudited consolidated financial statements contained in this press release cover the three and twelve-month periods ended December 31, 2008 and the three and twelve-month periods ended November 30, 2007 (the three and twelve-month periods of the previous fiscal year most nearly comparable to the three and twelve-month periods ended December 31, 2008). The Partnership did not recast the financial data for the prior fiscal periods because the financial reporting processes in place at that time included certain procedures that were completed only on a fiscal quarterly basis. The Partnership believes the information, data and indicated trends for the three and twelve-month periods ended November 30, 2007 are comparable to what would have been reported for the three and twelve-month periods ended December 31, 2007 if we had recast the prior period information. Such comparability is impacted primarily by weather, fluctuations in commodity prices, volumes of natural gas sold and transported, our hedging strategies and the use of financial instruments, trading activities, basis differences between market hubs and interest rates.

	Three Months	Three Months	Year	Twelve Months
	Ended	Ended	Ended	Ended
	December 31,	November 30,	December 31,	November 30,
SUPPLEMENTAL INFORMATION: (unaudited)	2008	2007	2008	2007

Net income reconciliation:
Net income	$150,966	$180,248	$866,023	$785,355
Depreciation and amortization	70,394	52,728	262,151	198,081
Interest expense	73,944	49,934	265,701	184,035
Income tax expense (benefit)	(2,074)	5,523	6,680	15,585
Non-cash compensation expense	9,143	5,251	23,481	12,558
Other (income) expense, net	32,617	(42)	(22,293)	(36,370)
(Gain) loss on disposal of assets	2,887	(13,124)	1,303	(4,870)

EBITDA, as adjusted (a)	$337,877	$280,518	$1,403,046	$1,154,374

	Three Months	Three Months	Year	Twelve Months
	Ended	Ended	Ended	Ended
	December 31,	November 30,	December 31,	November 30,
	2008	2007	2008	2007

VOLUMES:

Midstream
Natural gas MMBtu/d — sold	982,207	1,074,560	1,269,724	964,721
NGLs bbls/d — sold	20,635	24,956	25,939	28,995
Transportation and storage
Natural gas MMBtu/d — transported	13,269,286	8,831,276	11,187,327	7,122,562
Natural gas MMBtu/d — sold	876,261	1,220,692	1,389,781	1,450,466
Interstate transportation
Natural gas MMBtu/d — transported	1,856,034	1,728,028	1,777,097	1,783,639
Natural gas MMBtu/d — sold	21,319	14,622	15,162	18,419
Retail propane gallons (in thousands)	179,025	130,425	601,134	594,063

(a)
The Partnership has disclosed in this press release EBITDA, as adjusted, which is a non-GAAP financial measure. Management believes EBITDA, as adjusted, provides useful information to investors as a measure of comparison with peer companies, including companies that may have different financing and capital structures. The presentation of EBITDA, as adjusted, also allows investors to view our performance in a manner similar to the methods used by management and provides additional insight to our operating results.

The Partnership defines EBITDA, as adjusted, as total partnership earnings before interest, taxes, depreciation, amortization and other non-cash items, such as non-cash compensation charges for unit issuances to employees and other expenses. Non-cash compensation expense represents charges for the value of the grants awarded under the Partnership’s compensation plans over the vesting terms of those plans and are charges which do not, or will not, require cash settlement. Non-cash income or loss such as the gain or loss arising from disposal of assets is not included when determining EBITDA, as adjusted.
EBITDA, as adjusted, is used by management to determine our operating performance and, along with other data, as an internal measure for setting annual operating budgets, assessing financial performance of our numerous business locations, as a measure for evaluating targeted businesses for acquisition and as a measurement component for incentive compensation.
There are material limitations to using a measure such as EBITDA, as adjusted, including the difficulty associated with using it as the sole measure to compare the results of one company to another, and the inability to analyze certain significant items that directly affect a company’s net income or loss. In addition, our calculation of EBITDA, as adjusted, may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP, such as gross margin, operating income, net income, and cash flow from operating activities.

	Three Months	Three Months	Year	Twelve Months
	Ended	Ended	Ended	Ended
	December 31,	November 30,	December 31,	November 30,
REPORTABLE SEGMENTS (unaudited)	2008	2007	2008	2007
Revenues:
Midstream	$787,053	$834,515	$5,342,393	$3,079,828
Eliminations	(295,491)	(476,033)	(3,568,065)	(1,681,640)
Intrastate transportation and storage	771,963	888,968	5,634,604	3,994,047
Interstate transportation	67,561	57,515	244,224	236,178
Retail propane and other retail propane related	461,069	318,521	1,624,010	1,308,149
All other	2,651	4,711	16,702	95,227

Total revenues	$1,794,806	$1,628,197	$9,293,868	$7,031,789

Cost of Products Sold:
Midstream	$714,707	$736,401	$4,986,495	$2,809,870
Eliminations	(295,491)	(476,033)	(3,568,065)	(1,681,640)
Intrastate transportation and storage	501,621	684,371	4,467,552	3,140,226
Retail propane and other retail propane related	277,307	198,897	1,038,722	783,181
All other	2,692	4,203	13,376	87,065

Total cost of products sold	$1,200,836	$1,147,839	$6,938,080	$5,138,702

Depreciation and Amortization:
Midstream	$15,340	$9,835	$59,344	$28,604
Intrastate transportation and storage	24,408	15,411	84,701	59,259
Interstate transportation	9,586	9,221	37,790	37,193
Retail propane and other retail propane related	20,889	18,117	79,717	72,358
All other	171	144	599	667

Total depreciation and amortization	$70,394	$52,728	$262,151	$198,081

Operating Income (Loss):
Midstream	$8,897	$64,157	$166,414	$155,764
Intrastate transportation and storage	164,208	118,782	718,348	545,081
Interstate transportation	33,262	23,958	124,676	119,608
Retail propane and other retail propane related	52,859	17,485	114,564	123,890
All other	(1,003)	(496)	(1,531)	986
Selling general and administrative expenses not allocated to segments	(467)	(1,106)	(4,892)	(739)

Total operating income	257,756	222,780	1,117,579	944,590

Other items not allocated by segment:
Interest expense, net of interest capitalized	$(73,944)	$(49,934)	$(265,701)	$(184,035)
Equity in earnings (losses) of affiliates	584	(241)	(165)	33
Gain (loss) on disposal of assets	(2,887)	13,124	(1,303)	4,870
Gains (losses) on non-hedged interest rate derivatives	(51,138)	(1,264)	(50,989)	29,768
Allowance for equity funds used during construction	18,701	4,766	63,976	9,714
Other, net	(180)	(3,460)	9,306	(3,112)
Income tax benefit (expense)	2,074	(5,523)	(6,680)	(15,585)
Minority interests	—	—	—	(888)

	(106,790)	(42,532)	(251,556)	(159,235)

Net Income	$150,966	$180,248	$866,023	$785,355